Exhibit 3.2

AMENDED RESTATED BYLAWS
OF
ABEONA THERAPEUTICS INC.

(As amended and restated as of March 14, 2019)

Article I.

Offices and Agents

1.          Principal Office. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the board of directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

2.          Registered Office. The registered office of the Corporation required by the General Corporation Law of Delaware must be maintained in the State of Delaware, and it may be, but need not be, identical with the principal office, if located in the state of Delaware. The address of the registered office of the Corporation may be changed from time to time as provided by the General Corporation Law of Delaware.

3.          Registered Agent. The Corporation shall maintain a registered agent in the State of Delaware as required by the General Corporation Law of Delaware. Such registered agent may be changed from time to time as provided by the General Corporation Law of Delaware.

Article II.

Stockholders Meetings

1.          Annual Meetings. Unless otherwise determined by the board of directors, the annual meeting of the stockholders of the Corporation shall be held at a reasonable hour on the second Wednesday of May unless that day be a holiday, in which case said meeting shall be held on the next business day following that day. The annual meeting of the stockholders shall be held for the purpose of electing directors and transacting such other corporate business as may come before the meeting.

2.          Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time by the chairman of the board of directors, if any, by the president or by resolution of the board of directors. The notice or call of a special meeting shall state the purpose or purposes for which the meeting is called.

3.          Place of Meeting. The annual meeting of the stockholders of the Corporation may be held at any place, either within or without the State of Delaware, as may be designated by the board of directors. Except as limited by the following sentence, the person or persons calling any special meeting of the stockholders may designate any place, within or without the State of Delaware, as the place for the meeting. If no designation is made or if a special meeting shall be called other than by the board of directors, the chairman of the board of directors or the president, the place of meeting shall be the principal office of the Corporation. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place for such meeting.

4.          Notice of Meeting. Except as otherwise provided in these Bylaws or by the laws of the State of Delaware, written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary, assistant secretary, if any, or transfer agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

5.          Waiver of Notice. Any stockholder, either before, at, or after any stockholders' meeting, may waive notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a stockholders' meeting, either in person or by proxy, by a person entitled to notice thereof shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.

6.          Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors of the Corporation may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting; not more than ten (10) days after the record date for determining shareholders entitled to express consent is fixed; and not more than sixty (60) days prior to the date of any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting was held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is delivered to the Corporation at its principal place of business or such other place as designated by the boards of directors; (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

7.          Voting List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, or any adjournment thereof, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

8.          Polls. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

9.          Proxies. Any stockholder entitled to vote at a meeting of the stockholders, or to express consent or dissent to corporate action in writing without meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Without limiting the manner in which a stockholder may authorize another person or persons to act for him by proxy, the following shall constitute a valid means by which a stockholder may grant such authority.

A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including but not limited to, by facsimile signature.

A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmission are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Paragraph 9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

10.        Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation.

At each election for directors every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and cumulative voting in the election of such directors shall be permitted.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

The Corporation’s own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election or directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates there for.

If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one (1) votes, his act binds all; (ii) if more than one (1) votes, the act of the majority so voting binds all; (iii) if more than one (1) votes, but the vote is evenly split on any particular matter each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

11.        Inspectors or Election. Prior to holding any meeting of stockholders, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots: (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Paragraph 9 of these Bylaws, any records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

12.        Quorum. Except as otherwise provided in the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at meetings of the stockholders. In all matters, other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and actually voting on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In the event any stockholders withdraw from a duly organized meeting at which a quorum was initially present, the remaining shares represented shall constitute a quorum for the purpose of continuing to do business, and the affirmative vote of the majority of the remaining shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the vote of a greater number or voting by classes is required by the General Corporation Law of Delaware or the Certificate of Incorporation.

13.        Adjournments. If less than a quorum of the outstanding shares entitled to vote is represented at any meeting of the stockholders, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed thirty (30) days at any one adjournment, without further notice, provided the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. Any meeting of the stockholders may adjourn from time to time until its business is completed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

14.        Informal Act by Shareholders. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall be delivered to the Corporation by said consent or consents delivered at its principal place of business or such other place as designated by the board of directors. Delivery made to the Corporation shall be by hand or by certified or registered mail, return receipt requested.

Article III.

Board of Directors

1.          Number, Qualifications and Term of Office. Except as otherwise provided in the Certificate of Incorporation or the General Corporation Law of Delaware, the business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of from three to fifteen members. Each director shall be a natural person of the age of fifteen years or older, but does not need to be a resident of the state of Delaware or a stockholder of the Corporation. The board of directors, by resolution, may increase or decrease the number of directors from time to time. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation, the board of directors shall be divided into three (3) classes as nearly equal in number as possible. Each director in each class shall be elected at the appropriate annual meeting of stockholders, as determined by the Certificate of Incorporation, and shall hold office for a term of three (3) years and until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.          Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until their successors shall be elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

If at any time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the General Corporation Law of Delaware.

Any director may resign at any time by giving written notice to the president or to the secretary of the Corporation. Such resignation shall take effect at the future time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring on the board of directors created by the resignation of a director, may be filled by the affirmative vote of a majority of directors then in office, including those who have so resigned. The vote thereon shall take effect when such resignation or resignations shall become effective. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.          Removal. Any director or the entire board of directors may be removed in accordance with the provisions of Article VII Subparagraph D of the Certificate of Incorporation.

4.          Compensation. Any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. A director shall also be entitled to receive options for the acquisition of shares of stock of the corporation.

Article IV.

Meetings of the Board

1.          Place of Meetings. The regular or special meetings of the board of directors or any committee designated by the board may be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the board of directors or any such committee, as the case may be, may designate from time to time by resolution.

2.          Regular Meetings. The board of directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The board of directors or any committee designated by the board may provide, by resolution, for the holding of additional regular meetings without other notice than such resolution.

3.          Special Meetings. Special meetings of the board of directors or any committee designated by the board may be called at any time by the chairman of the board, if any, by the president or by a majority of the members of the board of directors or any such committee, as the case may be.

4.          Notice of Meetings. Notice of the regular meetings of the board of directors or any committee designated by the board need not be given. Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the board of directors or any such committee setting forth the time and the place of the meeting shall be given to each director not less than two (2) days prior to the time fixed for the meeting. Notice of special meetings may be either given personally, personally by telephone, or by sending a copy of the notice through the United States mail or by telegram, telex or telecopy, charges prepaid, to the address of each director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice is given by telegram, telex or telecopy, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph, telex or telecopy operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

5.          Waiver of Notice. A director may in writing waive notice of any special meeting of the board of directors or any committee, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

6.          Quorum. At meetings of the board of directors or any committee designated by the board a majority of the number of directors fixed by these Bylaws or a majority of the members of any such committee, as the case may be, shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the act of the majority of directors in attendance shall be the act of the board of directors or any such committee, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware. One or more directors may participate in meetings of the board of directors as authorized by Subparagraph 11 of this Article IV by conference telephone, while the remaining director or directors are physically present at the meeting.

7.          Presumption of Assent. A director who is present at a meeting of the board or committee designated by the board when corporate action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken in a meeting of a board or committee thereof is not available to a director who votes in favor of such action.

8.          Reliance on Books of Account or Reports. Any member of the board of directors or any committee designated by the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, or employees, or committees of the board of directors, or by any other person as to matters the members reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, or in relying in good faith upon other records of the Corporation.

9.          Committees. The board of directors may, by a resolution passed by a majority of the whole board designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee to the extent provided in the resolution of the board of directors shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which it may acquire. No such committee shall have the power or authority of the board of directors to: (i) amend the Certificate of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (v) amend the Bylaws of the Corporation; (vi) or unless expressly provided for by resolution, or in the Certificate of Incorporation, declare a dividend, authorize the issuance of stock or to adopt a certificate of ownership and merger. To the extent authorized by resolution or resolutions providing for the issuance of shares of stock, adopted by the board, a committee may: (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation; or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. If any such delegation of the authority of the board of directors is made as provided herein, all references to the board of directors contained in these Bylaws, the Certificate of Incorporation, the General Corporation Law of Delaware or any other applicable law or regulation relating to the authority so delegated shall be deemed to refer to such committee.

10.        Informal Action by Directors. Any action required or permitted to be taken at a meeting of the board of directors or any committee thereof, may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any articles or documents filed with the Secretary of State of Delaware under the General Corporation Law of Delaware.

11.        Telephonic Meetings. Members of the board of directors or any committee designated by the board may participate in meeting of such board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting.

Article V.

Officers and Agents

1.         General. The executive officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of the stockholders. If the election of such officers shall not be held at such meeting, such election shall take place as soon thereafter as a meeting may conveniently be held. The officers of the Corporation shall consist of a president, a secretary and a treasurer, or a secretary/treasurer; in addition, one or more vice presidents, a chairman of the board of directors and such other officers, assistant officers, agents and employees that the board of directors may from time to time deem necessary may be elected by the board of directors or be appointed in a manner prescribed by the board.

Two or more offices may be held by the same person. Officers shall hold office until their successors are elected and qualified, unless they are sooner removed from office as provided in these Bylaws. All officers of the Corporation shall be natural persons of the age of eighteen years or older. Officers of the Corporation need not be residents of the State of Delaware or directors or stockholders of the Corporation.

2.          General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.

Any officer shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

3.          Vacancies. When a vacancy occurs in one of the executive offices by reason of death, resignation or otherwise, it shall be filled by a resolution of the board of directors. The officer so selected shall hold office until his successor is chosen and qualified.

4.          Salaries. The board of directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the board of directors, or by any committee designated by the board or by an officer to whom that function has been delegated by the board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

5.          Removal. Any officer or agent of this Corporation may be removed by the board of directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

6.          Chairman of the Board. The chairman of the board, if any, shall preside as chairman at meetings of the stockholders and the board of directors. He shall, in addition, have such other duties as the board may prescribe that he perform. At the request of the president, the chairman of the board may, in the case of the president's absence or inability to act, temporarily act in his place. In the case of death of the president or in the case of his absence or inability to act without having designated the chairman of the board to act temporarily in his place, the chairman of the board shall perform the duties of the president, unless the board of directors, by resolution, provides otherwise. If the chairman of the board shall be unable to act in place of the president, any vice president may exercise such powers and perform such duties as provided in section 8 below.

6a.        Executive Chairman. The board of directors may from time to time elect or appoint the chairman of the board, if any, to serve as executive chairman. To the extent such position is filled, all other executive officers shall report to the executive chairman, unless delegated otherwise by the executive chairman. The executive chairman shall have general and active management and supervision of the business and affairs of the Corporation.

7.          President. The president shall be the chief executive officer of the Corporation (unless the board of directors appoints another executive to be the chief executive officer of the Corporation with such duties and responsibilities as the board of directors shall delegate from time to time), and, subject to the control of the board of directors, shall have general supervision of the business and affairs of the Corporation. In the event the position of chairman of the board shall not be occupied or the chairman shall be absent or otherwise unable to act, the president shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. At each annual meeting of the stockholders the president shall give a report of the business of the Corporation for the preceding fiscal year and shall perform whatever other duties the board of directors may from time to time prescribe. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

8.          Vice Presidents. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, in the case of the president's absence or inability to act, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents, to perform the duties of the president. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, as provided in Section 6 above, but if the Corporation has no chairman of the board of directors, or if the chairman is unable to act in place of the president, all the vice presidents may exercise such powers and perform such duties.

9.          Secretary. The secretary shall keep or cause to be kept in books provided for that purpose the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, sign with the president certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the board of directors; have a general charge of the stock transfer books of the Corporation; and, in general, shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors or by the president. In the absence of the secretary or his inability to act, the assistant secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the secretary.

10.        Treasurer. The treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation selected by the board of directors, and shall render an account of his transactions as treasurer and of the financial condition of the Corporation to the president and/or the board of directors upon request. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of duties of his office. The treasurer shall have such other duties as may be from time to time prescribed by the board of directors or the president. In the absence of the treasurer or his inability to act, the assistant treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the treasurer.

11.        Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

12.        Bond of Officers. The board of directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for such terms and conditions as the board of directors may specify, including without limitation for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his control belong to the Corporation.

13.        Loans to Director, Officers, Employees. The Corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock to the extent of and in compliance with the General Corporation Laws of Delaware.

Article VI.

Stock Certificates and the Transfer of Shares

1.          Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2.          Consideration for Shares. Shares shall be issued for such consideration as shall be fixed from time to time by the board of directors. Consideration for shares shall be expressed in dollars, and shall not be less than the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the board of directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the board. Consideration for shares may consist, in whole or in part, of money, other property whether tangible, intangible or both, or in labor or services actually performed for the Corporation, but the promise of future services of a subscriber or direct purchaser of shares from the Corporation shall not constitute payment or part payment for shares.

3.          Lost Certificates. The board of directors may direct a new certificate of stock or uncertificated share in place of any certificate issued by it, alleged to have been lost, stolen or destroyed if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the board may require. The board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate.

4.          Transfer of Shares. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and such documentary stamps as may be required by law. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, and the transaction recorded on the books or the Corporation.

5.          Registered Stockholders. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Delaware, shall not be bound to recognize any equitable or other claim to or interest in the shares.

The board of directors may adopt by resolution a procedure whereby a stockholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. Such resolution shall set forth: (i) the classification of stockholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date or closing of the stock transfer books within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

6.          Stock Ledger. An appropriate stock journal and ledger shall be kept by the secretary or such registrars or transfer agents as the directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

7.          Location. The books, accounts and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the board of directors may from time to time determine.

8.          Inspection. The books, accounts and records of the Corporation shall be open for inspection by any member of the board of directors at all times, and open to inspection by the stockholders at such times, and subject to such regulations as the board of directors may prescribe, except as otherwise provided by statute.

Article VII.

Seal and Fiscal Year

1.          Seal. The Corporation shall have a seal in the form impressed to the left of this paragraph of the Bylaws.

2.          Fiscal Year. The fiscal year of the Corporation shall be determined by the board of directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the board of directors in its discretion.

Article VIII.

Dividends

Dividends shall be declared and paid out of the surplus or net profits for the fiscal year in which the dividend is declared, and/or the preceding fiscal year as often and at such times as the board of directors may determine. If the capital of the Corporation, computed in accordance with the General Corporation Law of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock; the board of directors shall not declare and pay out of net profits any dividends upon any shares of its capital stock until the deficiency in the amount of capital represented by issued and outstanding stock shall have been repaired. No unclaimed dividend shall bear interest against the Corporation.

Article IX.

Amendments

Subject to repeal or change by action of the stockholders in accordance with the Certificate of Incorporation, the board of directors may amend, supplement or repeal these Bylaws or adopt new Bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.

Article X.

Miscellaneous

1.          Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

2.          Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

3.          Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.

4.          Severability. If any provision (or any part thereof) or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any section of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion containing any such provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.

Article XI.

Exclusive Jurisdiction for Certain Actions

1.          Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these Bylaws of the Corporation, (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws of the Corporation or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein; provided that if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI of these Bylaws.

Article XII.

Litigation Costs

Except to the extent prohibited by the General Corporation Law of Delaware, and unless the board of directors or one of its committees otherwise approves in accordance with Section 141 of the General Corporation Law of Delaware, the Certificate of Incorporation and these Bylaws, in the event that any current or prior stockholder or anyone on their behalf (a “Claiming Party”) (a) initiates, asserts, joins, offers substantial assistance to or has a direct financial interest in (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine (each, a “Covered Proceeding”), and (b) such Claiming Party does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought by such Claiming Party, then each such Claiming Party shall be obligated to reimburse the Corporation and any such director, officer or other employee for all fees, costs and expenses of every kind and description (including, but not limited to, all attorneys’ fees and other litigation expenses) that the Corporation or any such director, officer or other employee actually incurs in connection with the Covered Proceeding. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.